Exhibit 10.29

DATED APRIL 2, 2008

TRANSITIONAL SERVICES AGREEMENT

between

AVECIA BIOLOGICS LIMITED

and

PHARMATHENE UK LIMITED

TABLE OF CONTENTS

1.	DEFINITIONS AND INTERPRETATION	1

2.	SUPPLY OF THE SERVICES	4

3.	CHARGES	5

4.	LICENCES FROM COMPETENT AUTHORITIES	6

5.	LIABILITY	7

6.	CONFIDENTIALITY	8

7.	FORCE MAJEURE	9

8.	TERM	9

9.	TERMINATION	10

10.	CONSEQUENCES OF TERMINATION	10

11.	DISPUTE RESOLUTION	11

12.	INDEPENDENT CONTRACTORS	12

13.	AMENDMENTS	13

14.	ACCESS RIGHTS	13

15.	ASSIGNMENT	14

16.	NOTICES AND SERVICE	14

17.	WAIVERS	16

18.	SEVERABILITY	16

19.	COUNTERPARTS	17

20.	ENTIRE AGREEMENT	17

21.	RIGHTS OF THIRD PARTIES	17

22.	DATA PROTECTION	17

23.	GOVERNING LAW AND JURISDICTION	18

SCHEDULE 1 – Storage Services		20

SCHEDULE 2 – Human Resources Services		21

SCHEDULE 3 – Finance/Accounting Services		22

2

SCHEDULE 4 – Information Technology Services	23

SCHEDULE 5 – Storage of Bulk Drug Substance	24

3

THIS AGREEMENT is made the 2nd day of April, 2008 between:

(1)                                 AVECIA BIOLOGICS LIMITED, a company incorporated in England and Wales (company number 5803359) and having its registered office at PO Box 42, Hexagon Tower, Blackley, Manchester M9 8ZS (the “Supplier”); and

(2)                                 PHARMATHENE UK LIMITED, a company incorporated in England and Wales (company number6534363) and having its registered office at Juxon House, 100 St Paul’s Churchyard, London EC4M 8BU  (the “Consumer”).

BACKGROUND:

(A)                              Pursuant to an agreement entered into on 20 March 2008 among Avecia Investments Limited, the Supplier, Avecia Biologics Inc., Avecia Limited, Pharmathene, Inc., Pharmathene U.S. Corporation and the Consumer (the “SPA”), the Business Vendors agreed, inter alia, to sell the Target Business and the Business Assets (each as defined in the SPA) to the Consumer, Pharmathene Inc. and Pharmathene U.S. Corporation.

(B)                                In order to aid the Consumer to operate the Target Business in the manner in which it has been carried on prior to the date of this Agreement, the Supplier has agreed to continue to supply the Services (as defined herein) to the Consumer and the Consumer has agreed to accept such supply under the terms and conditions of this Agreement.

IT IS AGREED AS FOLLOWS:

1.             DEFINITIONS AND INTERPRETATION

1.1.                              In this Agreement, unless the context otherwise requires, the following expressions shall have the following meanings:

“Affiliate” means a company which from time to time is a subsidiary of the party concerned or which is a holding company of such party or a direct or indirect subsidiary of such holding company;

“Aggregate Liability” means the total aggregate liability of a party under all and any heads of claim and whether in respect of one or more related or unrelated acts, events, omissions or defaults;

“Business Day” means any day (other than a Saturday or Sunday) on which clearing banks are open for normal business in London;

“Charges” means the charges payable by the Consumer to the Supplier in relation to a Service as set out in the relevant Schedules;

“Commencement Date” means the date hereof;

“Confidential Information” has the meaning given to it in Clause 6.1;

“Indemnified Party” and “Indemnifying Party” each have the meaning given to them in Clause 5.2;

“Initial Period” means, in relation to a Service, the initial period set out in the relevant Schedule;

“Insolvency Event”, in relation to a party, means:

(a)                                  the party enters into or resolves to enter into any arrangement, composition, compromise or similar arrangement with (including, but not limited to, a company voluntary arrangement pursuant to Part I of the Insolvency Act 1986) or assignment for the benefit of its creditors or any class of them;

(b)                                 the party is unable to pay its debts when they are due or is deemed under any statutory provision to be insolvent or a moratorium under Schedule A1 to the Insolvency Act 1986 is in force;

(c)                                  a liquidator or provisional liquidator is appointed to the party or a receiver (which expression shall include an administrative receiver), receiver and manager, trustee or similar official is appointed over any of the assets or undertakings of the party;

(d)                                 an application or order is made or a resolution is passed for the winding up of the party (except for the purposes of a bona fide reconstruction or amalgamation); or

(e)           an administration order is made, an administrator is appointed in respect of the party, any resolution is passed resolving to appoint an administrator, or any meeting of the board of directors resolves to appoint an administrator.

“Internal Consumers” has the meaning set out in Clause 2.2;

“Losses” means any and all claims, losses, injunctive relief, clean up costs, awards, judgements, settlements, fines, penalties, liabilities, damages, expenditures (but excluding any capital improvements and investments), costs or expenses (including, without limitation, reasonable legal fees);

“Notice Period” means, in relation to a Service, the notice period set out in the relevant Schedule;

“Recipient” has the meaning given to it in Clause 6.1;

“Services” means the services as identified in the Schedules;

“Site” means, in respect of a Service, the site at which the Service is to be provided;

“Specifications” means, in relation to a Service, the specifications set out in the relevant Schedule;

“Supplier’s Group” means the Supplier and its Associated Companies;

“Tax Authority” means HM Revenue and Customs or any other person, authority, body or official which is from time to time responsible for the care, management or administration (inter alia) of Value Added Tax;

“Term” means, in relation to a Service, the term set out in the relevant Schedule;

“Transfer Regulations” bears the meaning given in Clause 12.4; and

“Value Added Tax” or “VAT” means

(a)                                  any tax imposed in conformity with the Sixth Directive of the Council of the European Economic Communities (77/388/EEC) (including, in relation to the United Kingdom, value added tax imposed by the Value Added Tax Act 1994 and legislation and regulations supplemental thereto); and

(b)                                 any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in (a), or elsewhere.

1.2.                              In this Agreement unless the context otherwise requires:

1.2.1.	the Schedules form part of, and shall be construed as incorporated into this Agreement;

1.2.2.	references to Clauses and Schedules are to the clauses of, and schedules to, this Agreement;

1.2.3.	the Clause headings, use of bold or italic type and the contents page in this Agreement are for convenience only and shall not affect the construction or interpretation thereof;

1.2.4.	words and expressions defined in the SPA where used in this Agreement shall have the same meaning;

1.2.5.

any phrases introduced by the terms “including” or “include” or any similar expression are illustrative and do not limit the sense of the words preceding those terms and shall be deemed to be followed by the words “without limitation”;

1.2.6.

a reference to any legislation or legislative provision includes any statutory modification, amendment, extension or re-enactment of, or legislative provision substituted for, and any subordinated legislation issued under, that legislation or legislative provision;

1.2.7.	a reference to any party to this Agreement (or any other document or agreement) includes that party’s successors and permitted assigns;

1.2.8.	references in this Agreement to persons shall include references to firms, corporations or unincorporated associations;

1.2.9.	the masculine gender shall be deemed to include the feminine and neuter and the singular number shall be deemed to include the plural and vice versa;

1.2.10.	the expressions “subsidiary” and “holding company” shall have the same meaning in this Agreement as their respective definitions in the Companies Act 1985 (as amended);

1.2.11.	where a word or expression is given a particular meaning, other parts of speech and grammatical forms of that word or expression have a corresponding meaning;

1.2.12.	a reference to any agreement or document is to that agreement or document (and, where applicable, any of its provisions) as amended, novated, supplemented or replaced from time to time; and

1.2.13.

a reference to a person, at any time when that person is treated as a member of a group for the purposes of sections 43 to 43D of the Value Added Tax Act 1994 and the Value Added Tax (Groups: eligibility) Order 2004 includes (where appropriate for VAT purposes) a reference to the representative member of that group at that time, and “representative member” is to be construed in accordance with those sections.

1.3.          Where specific terms appear in the Schedules they shall apply with respect to the Services to which such Schedule relates. In the case of inconsistency between the Schedules and the terms of the rest of this Agreement, the Schedules shall have priority.

2.             SUPPLY OF THE SERVICES

2.1.          The Supplier shall supply or make available the Services to the Consumer in accordance with the terms of, and the Specifications set out in, this Agreement in relation to each Service with reasonable skill and care.  The Charges are predicated on the nature and extent of the provision of the Services to the Consumer after the Commencement Date being consistent with the nature and extent of such Services as they were provided by the Supplier to the Target Business in the twelve months prior to the Commencement Date. Accordingly, for the avoidance of doubt, subject to any express provision to the contrary contained in this Agreement, the Supplier shall not be obliged to provide a level, extent or type of Service which is materially more extensive, different or more onerous from that previously provided by the Supplier to the Target Business in the twelve months prior to the Commencement Date.  Any dispute regarding the level, extent or type of Service shall be dealt with in accordance with Clause 11.

2.2.          In relation to those Services which the Supplier also provides to itself, its Affiliates or to other third party customers (“Internal Consumers”), the Supplier will supply such Services to the Consumer in good faith and in a manner which does not discriminate against the Consumer in favour of Internal Consumers in relation to (i) the level of the Service to be provided or

(ii) the allocation of Services in circumstances of restricted availability of supply.

2.3.          If either party wishes to change the nature, volume or cost of the Services provided under this Agreement, that party shall make a request to the other party in writing setting out in as much detail as reasonably possible the change required and the reason for requesting the change.  The other party shall consider the request in good faith with a view to implementing it if it can reasonably do so provided always that no change to the nature, volume or cost of the Services shall be implemented without the prior consent of the other party.

2.4.          If, by agreement between the parties, the Consumer decides to offer permanent employment to any of the Supplier’s staff who would have been part of the resources providing the Services to the Consumer, and they accept such offers, the Supplier and the Consumer will review the extent and cost of the relevant Service and make any necessary adjustment.

2.5.          The Supplier shall provide the Consumer with copies of any relevant health and safety information and product literature in relation to the Services that it may possess.

3.             CHARGES

3.1.                              In consideration of the provision of the Services, the Consumer shall pay to the Supplier the Charges for so long as this Agreement has not been terminated in accordance with Clauses 7, 8 or 9 or Schedule 1. The Charges shall be invoiced on a monthly basis, in arrears, in respect of calendar months, and shall be paid by the 30th day after an original invoice is received.  All payments shall be made by wire transfer to a bank designated by the Supplier or by such other method as the parties may agree.

3.2.                              All sums payable by one party to another party pursuant to this Agreement are exclusive of VAT.

3.3.                              If the Supplier makes a taxable supply to the Consumer for VAT purposes pursuant to this Agreement:

3.3.1.       the Consumer shall pay to the Supplier (in addition to any other consideration for that supply) a sum equal to the amount of VAT which is or becomes chargeable on that supply for which the Supplier has the liability to account to the relevant Tax Authority; and

3.3.2.                     the Consumer shall pay that sum not later than:

(a)                                  the date by  which the relevant Charges are required under the terms of this Agreement to be paid; or

(b)                                 the date falling five (5) Business Days after receipt by the Consumer of a valid VAT invoice in respect of that supply,

whichever is the later.

3.4.          If:

3.4.1.       the Consumer has paid any amount in respect of VAT pursuant to Clause 3.3.2 on the basis that the relevant transaction gave rise to a positive rated supply for VAT purposes, and it subsequently transpires that the transaction did not give rise to a positive rated supply; or

3.4.2.       the Consumer has paid any amount in respect of VAT pursuant to Clause 3.3.2, and it subsequently transpires that such amount was in excess of the amount of VAT actually chargeable on the relevant supply for which the party to whom that amount in respect of VAT was paid has the liability to account to the relevant Tax Authority, the Supplier shall repay to the Consumer an amount equal to the difference between such amount in respect of VAT and the amount of VAT actually chargeable in respect of the relevant transaction or on the relevant supply, such repayment to be made within three Business Days after the Supplier first becomes aware of the relevant error.

3.5.          If one party (“Party A”) is required by the terms of this Agreement to reimburse another party (“Party B”) for any cost or expense, Party A shall reimburse Party B for the full amount of such cost or expense, including any part of it which represents VAT, except:

(a)           where this Agreement provides otherwise, or

(b)           to the extent that Party B is entitled to credit or repayment in respect of that VAT from the relevant Tax Authority.

3.6.          If the Consumer fails to pay any amount payable by it under this Agreement, to the extent that the amount is undisputed, the Supplier shall be entitled to charge the Consumer interest on the overdue amount from the date falling five (5) Business Days after the due date to the actual payment at a rate equal to 2% per annum above the base rate for the time being of Barclays Bank plc.  The interest shall accrue daily and be calculated on a 365-day year basis.

3.7.          The Supplier shall establish and maintain accurate books and records documenting the costs charged to the Consumer under this Agreement.  The Supplier shall provide the Consumer and its representatives with access, during normal working hours and subject to reasonable prior notice from the Consumer, to such books and records as is reasonably necessary to review the accuracy of the costs billed to the Consumer under this Agreement.

4.             LICENCES FROM COMPETENT AUTHORITIES

4.1.          The Supplier confirms that it holds all approvals known by the Supplier to be required by any regulatory authorities for the provision of the Services in substantially the same form as they were provided in the 12 months prior to the Commencement Date.

4.2.          The Supplier shall obtain and maintain, at its own cost, any approval required from any regulatory authorities for the provision of the Services, the Supplier shall obtain all necessary third party consents, and the Consumer shall provide the Supplier with all reasonable assistance required in this regard, provided that the Supplier shall be liable for any third party costs incurred by the Consumer in respect of such assistance, provided such costs shall not be incurred without the prior approval of the Supplier.

4.3.          The Supplier shall, at its own cost, secure any and all permits, licences and/or variations thereof, governmental or other regulatory authorities required to ensure compliance with all local laws, regulations and ordinances applicable to the provision of the Services to the Consumer.

5.             LIABILITY

5.1.          Without limiting the liability of either party for death or personal injury caused by negligence, for fraud or fraudulent misrepresentation nor where liability cannot be excluded or limited as a matter of law, neither party shall be under any liability whatsoever to the other for any indirect, consequential or special loss or expense or any loss of profits arising out of this Agreement however caused.

5.2.          Subject to Clause 5.3, each party (the “Indemnifying Party”) shall indemnify the other (the “Indemnified Party”) in respect of any Losses directly incurred by the Indemnified Party in respect of destruction, loss of or damage to the Indemnified Party’s assets located at the Site and/or arising in respect of the Indemnifying Party’s breach of this Agreement, in each case, only to the extent that such Loss is caused by the negligence, recklessness, wilful misconduct, wilful default or fraud of the Indemnifying Party, its servants or agents and not otherwise.

5.3.          Without limiting the liability of either party for death or personal injury caused by negligence for fraud or fraudulent misrepresentation nor where liability cannot be excluded or limited as a matter of law, each party’s Aggregate Liability to the other in respect of any Losses for which the first-mentioned party is liable under this Agreement shall in respect of all such Losses arising by reference or attributable to acts, event, omissions or defaults occurring during a calendar year be limited to a maximum amount equal to £100,000.

5.4.          Except as otherwise provided in this Agreement, the Supplier makes no representation or warranty of any kind or nature whatsoever, express or implied, with respect to the Services delivered or purchased hereunder and, without limiting the generality of the foregoing, the Supplier expressly disclaims any warranty as to the suitability of the Services for the Consumer’s requirements or any other purpose.  Any suggestions made or advice given by the Supplier concerning the Services and the use thereof reflect the Supplier’s opinion only and the Supplier makes no warranty in relation thereto.  The Consumer assumes all risk and responsibility in respect of any such suggestion or advice and the receipt, taking or use of the Services.

6.             CONFIDENTIALITY

6.1.          Any know-how, trade secrets, information of commercial value or other information proprietary to either party to this Agreement which is disclosed by that party or on its behalf to, or has been made available to, the other party (“Recipient”) in connection with this Agreement (“Confidential Information”) shall remain the property of the party making the disclosure and shall not, without the prior written consent of that party, be disclosed to any third party or used by the Recipient except for the performance of the Recipient’s obligations under this Agreement. The obligations of non-use and confidentiality contained in this Clause shall not apply to any information which the Recipient can reasonably demonstrate from its written records or otherwise:

(a)           is or has become part of the public domain other than through the fault of the Recipient or the breach of this Agreement by the Recipient;

(b)           was known to or in the possession of the Recipient otherwise than pursuant to the terms of the Agreement;

(c)           has been lawfully acquired by the Recipient from a third party (other than a member of the Supplier’s group) on a non-confidential basis;

(d)           the Recipient is required to disclose pursuant to any applicable law, lawful governmental, quasi governmental, or judicial order (or on which is required by the applicable rules of any stock exchange on which the securities of the Recipient (or its holding company) are listed or quoted (or on which it is proposed that such securities be listed or quoted during the process of applying to become so listed or quoted) or any other competent regulatory authority (provided that, in any such event, only the obligations of confidentiality in this Clause shall not apply and for the avoidance of doubt the obligation of non-use in this Clause shall continue to apply);

(e)           has been conceived or generated by the Recipient after the date hereof independently of the information received from the other party; or

(f)            is required to be disclosed for the purpose of any judicial proceedings arising out of this Agreement.

6.2.          Either party may freely disclose Confidential Information to its Affiliates and may, with the other party’s consent, not to be unreasonably withheld, disclose the Confidential Information to a proposed assignee or transferee under a proposed assignment or transfer permitted under this Agreement provided such proposed assignee or transferee agrees in writing to be bound by Clause 6.1 as if it was a party to this Agreement.

6.3.          Upon expiry or termination of this Agreement, all information supplied by either party to this Agreement to the other party that contains Confidential Information within the scope of this Clause shall (a) if in a form capable of delivery, be promptly returned by the Recipient to the party which supplied it, and (b) so far as reasonably technically practicable be erased from any computer, word processor or other device except in either case for that information which is required to be retained by law or regulation.  The obligations of each party under this Clause shall survive the expiry or termination of this Agreement for a period of three (3) years.

6.4.          In addition to the Confidential Information identified in Clause 6.1, each party shall (subject, mutatis mutandis, to the exclusions in Clause 6.1(a) to 6.1(f)) treat as Confidential Information all information which it receives or obtains relating to:

6.4.1.       the contents of or negotiations relating to this Agreement; and

6.4.2.       the business and customers of the other party.

6.5.          Each of the parties may disclose Confidential Information to its directors and employees and professional advisers who need to know the Confidential Information.

7.             FORCE MAJEURE

7.1.          In this Agreement, a “force majeure event” shall mean any cause preventing either party from performing any or all of its obligations hereunder (other than payment obligations) due to factors beyond the control of the party, comprising, war, terrorism, sabotage, revolution, riot or civil commotion, prohibitions or measures of any kind on the part of any governmental, parliamentary or local authority (including in respect of imports or exports), explosion, fire, flood, natural disaster, other casualty, or act of God.

7.2.          If either party is prevented or delayed in the performance of any of its obligations under this Agreement by a force majeure event, that party shall forthwith serve notice in writing on the other party giving full written particulars of the force majeure event, and shall, subject to service of such notice and to Clause 7.3, have no liability in respect of the performance or non-performance of such of its obligations as are prevented by the force majeure event during the continuation of such event, and for such time after it ceases as is necessary for that party, using its best endeavours, to resume full performance of its obligations under this Agreement without delay.

7.3.          If the circumstances referred to in Clause 7.2 continue for a continuous period of thirty (30) days, the party notified of such circumstances in accordance with Clause 7.2 may, without prejudice to any other rights or remedies which may be available to it, terminate this Agreement with immediate effect by giving written notice of termination to the other party.

7.4.          The obligations of the Consumer to pay any monies payable under this Agreement, in respect of the Services affected by the relevant force majeure event, shall abate for so long as such force majeure event subsists.

8.             TERM

8.1.          This Agreement shall commence on the Commencement Date and, subject to Clauses 8.2 and 8.3 and to the provisions for early termination set out elsewhere in this Agreement, in respect of each Service, shall continue for the Term set out in the relevant Schedule.

8.2.          The Consumer shall have the right, at any time to give notice to the Supplier for the termination of any Service, such notice to comprise the relevant Notice Period and to expire at any time.

8.3.          Termination under this Clause 8 with respect to any one or more Services shall not affect this Agreement with respect to any other Services continuing hereunder.

9.             TERMINATION

9.1.          Without prejudice to any other rights or remedies which may be available to them, either party may terminate this Agreement with immediate effect by giving written notice of termination to the other party (the “Defaulting Party”) in any of the following circumstances:

(a)           the Defaulting Party commits a breach of any of the provisions of this Agreement and, in the case of a breach capable of being remedied, fails to remedy that breach within twenty (20) Business Days of receiving written notice specifying that breach and requiring the same to be remedied provided that failure to pay any amount to the extent that it is in bona fide dispute shall not be a breach;

(b)           an Insolvency Event occurs in relation to the Defaulting Party and whilst such Insolvency Event is continuing (but not after it ceases) the Defaulting Party fails to pay within ten (10) Business Days of written demand any sum due and payable under this Agreement; or

(c)           the Defaulting Party ceases to carry on the whole or substantially the whole of its business or that part of its business to which this Agreement relates; or

(d)           in the case of a force majeure event as set out in Clause 7.3.

9.2.          In the case of termination under Clause 9.1(a) such termination may be either in respect of this Agreement as a whole or in respect of Services in respect of which the breach was committed (and, for the avoidance of doubt, any other Services identified in the same Schedule as such Services) at the terminating party’s sole discretion.

9.3.          If the Agreement is terminated by the Consumer due to Clause 7.3 or 9.1 where the Supplier is the Defaulting Party, the Supplier shall provide the Consumer with reasonable assistance in replacing the Service.

10.          CONSEQUENCES OF TERMINATION

10.1.        Without prejudice to any other rights or remedies which either party may have, upon the expiry or termination of this Agreement or any part thereof, howsoever the same occurs, each party shall:

10.1.1.

immediately pay to the other party all sums to the extent such sums are not disputed which at the date of termination are due and payable to the other party hereunder, no further Charges shall become payable and any Charges paid in advance prior to the termination of the Services shall be immediately reimbursed to the Consumer;

	10.1.2.	immediately cease all use of any property of the other party, including without limitation any Intellectual Property of the other party; and

10.1.3.

within 14 days of such expiry or termination, at the expense of the Defaulting Party (where termination is pursuant to Clause 9.1), return to the other party all property of the other party in its possession, custody or control, relating to such expired or terminated Services and subject as provided in this Clause and except in respect of accrued rights, neither party shall have any further obligations to the other.

10.2.

Clauses 1, 5, 6, 10, 11, 12, 17, 18 and 23 and any other provision of this Agreement which is similarly intended to be capable of continuing to apply after the termination of this Agreement, shall survive such termination howsoever the same occurs.

10.3.	In the case of expiry or termination in respect of one or some, but not all, Services:

	10.3.1.	Clause 10.1 shall apply in respect of sums and property exclusively in relation to the Services in respect of which such termination occurred only; and

	10.3.2.	the Charges attributable to such terminated Services shall cease to be incurred by the Consumer with effect from the date of termination.

11.          DISPUTE RESOLUTION

11.1.

In the event of any disputes which may arise out of or in connection with this Agreement the parties shall in the first instance promptly refer the matter to the parties’ on-site representatives at the relevant site.  Should the on-site representatives be unable to resolve the dispute within ten (10) Business Days of the matter having been first considered or such longer period as may be agreed by these on-site representatives, senior executives of each of the parties shall meet as soon as reasonably practicable and shall use their best endeavours  to attempt to resolve such dispute or difference.  If the parties’ senior executives are unable to resolve the dispute within a period of ten (10) Business Days following the senior executives’ first meeting to discuss the matter (including a meeting by telephone) then the provisions of Clause 11.2 shall apply.

11.2.	The following provisions shall apply in the case of any disputes which may arise out of or in connection with this Agreement which have not been resolved in accordance with Clause 11.1:

	11.2.1.	such dispute shall be submitted to arbitration at the request of either party upon notice to that effect to the other party (a Notice of

Reference) and be finally determined under the arbitration rules of the London Court of International Arbitration (LCIA) in force at the date of this Agreement (the Rules) from time to time (which Rules are deemed to be incorporated by reference into this Clause);

11.2.2.	the parties shall be entitled to appoint one arbitrator each;

11.2.3.

the third arbitrator, who shall act as chairman of the tribunal, shall be nominated by the two arbitrators nominated by or on behalf of the parties. If he is not so nominated within 30 days of the date of nomination of the later of the two party-nominated arbitrators to be nominated, he shall be chosen by the LCIA; and

11.2.4.	neither party shall be required to give general discovery of documents but may be required only to produce specific identified documents which are relevant to the dispute.

12.          INDEPENDENT CONTRACTORS

12.1.        In making and performing this Agreement, the parties are acting and shall act as independent contractors. Neither party is, nor shall be deemed to be, an agent, legal representative, joint venturer or partner of the other party for any purpose.

12.2.        Neither party shall be entitled to (i) enter into any contracts in the name of or on behalf of the other party, (ii) pledge the credit of the other party in any way or hold itself out as having authority to do so or (iii) make commitments or incur any charges or expenses for or in the name of the other party.

12.3.        Neither party’s personnel are, nor shall they be deemed to be at any time during the term of this Agreement, employees of the other party.  Subject to the other terms of this Agreement, each party shall be solely responsible for payment of all compensation owed to its personnel (and all associated income taxes and national insurance contributions).

12.4.        The Supplier confirms that there are no individuals who will be engaged in providing the Services to the Consumer to such an extent that on the termination of this Agreement in relation to the provision of such Services, the employment of such individual would transfer to the Consumer under the Transfer of Undertakings (Protection of Employment) Regulations 2006 (the “Transfer Regulations”).

12.5.        If any person employed or engaged by the Supplier in the provision of the Services asserts or alleges that his employment or any liability associated with his employment has transferred to the Consumer by operation of the Transfer Regulations in relation to the provision of the Services (a “Transferring Employee”) the Consumer shall within 21 days after being notified of this either by the Transferring Employee or by the Supplier (whichever is the earlier) have the option to terminate the employment or purported employment of the Transferring Employee and the Supplier shall indemnify and keep indemnified the Consumer against all liabilities including but not limited to costs, claims, losses, actions, proceedings, penalties, awards, demands, expenses, damages, compensation, fines (including without limitation, any liability to tax and national insurance) arising out of or in connection with any claim by a Transferring Employee or any person other than a Transferring Employee (in either case whether on their own behalf or in their capacity as an appropriate representative) relating to or arising from any claims made or threatened before, on or after the transfer and which the Consumer may incur or suffer by virtue of the operation of the Transfer Regulations in connection with the termination of this Agreement provided however that this indemnity shall not apply in respect of any such employee if any member of the Purchaser’s Group has accepted services from such employee for a period of three months or more from the date of such notification.

13.          AMENDMENTS

13.1.        No amendment or variation of this Agreement shall be effective unless in writing and signed by a duly authorised representative of each of the parties.

14.          ACCESS RIGHTS

14.1.        Subject (save in cases of emergency) to not less than one day’s notice and subject to obtaining a “Permit to Work” for engineering work from the Consumer (not to be unreasonably denied or delayed) the Consumer grants the Supplier (and all others authorised and reasonably required by the Supplier, with the Consumer’s prior consent) the right during the term of this Agreement and solely in connection with the supply of a Service to enter the Consumer’s premises at the Site to the extent necessary in order to carry out the Service and to comply with any of its obligations under this Agreement together with the right to use all access ways within the Consumer’s premises at the Site as are necessary for the Supplier to provide the Service to the Consumer provided that the Supplier shall cause as little inconvenience to the Consumer as reasonably practicable in the exercise of such rights and shall promptly make good all damage to the Consumer’s premises at the Site and/or any property or chattels of the Consumer caused by such entry and shall fully comply at all times and in all respects with all directions, including but not limited to all health and safety directions, given by the Consumer.

14.2.        For the avoidance of doubt, in respect of each Service, the rights granted to the Supplier in Clause 14.1 above shall lapse upon termination of the Service or of this Agreement in accordance with Clause 9.

14.3.        The Supplier grants the Consumer (and all others authorised and reasonably required by the Consumer, with the Supplier’s prior consent) the right during the term of this Agreement and solely in connection with the use and enjoyment of a Service to enter at any time the Supplier’s premises at the relevant site to the extent necessary in order to use and enjoy the Service provided that the Consumer shall cause as little inconvenience as reasonably practicable in the exercise of such rights and shall promptly make good all damage to the Supplier’s premises at the relevant site and/or any property or chattels of the Supplier caused by such entry and shall fully comply at all times and in all respects with all directions, including but not limited to all health and safety directions, given by the Supplier.

14.4.        For the avoidance of doubt, in respect of each Service, the rights granted to the Consumer in Clause 14.3 above shall lapse upon expiry or termination of the Service or of this Agreement in accordance with Clauses 8 or 9.

15.          ASSIGNMENT

15.1.        A party may not assign or transfer all or any part of its rights or obligations under this Agreement without the prior written consent of the other party (such consent not to be unreasonably withheld or delayed) save that:

15.1.1.

the Supplier may assign and transfer this Agreement to a purchaser of all or substantially all of the assets or rights of its business related to the provision of the Services provided the purchaser thereof agrees in writing to be bound by the terms and conditions of this Agreement;

15.1.2.

the Consumer may assign and transfer this Agreement to a purchaser of all or substantially all of the assets or rights of its business related to the receipt of the Services provided the purchaser thereof agrees to in writing to be bound by the terms and conditions of this Agreement; and

15.1.3.

either of the parties may assign this Agreement to any Affiliate subject to that Affiliate (i) not being subject to an Insolvency Event at the time of the assignment, (ii) agreeing in writing to be bound by the terms and conditions of this Agreement, and (iii) agreeing in writing to assign the Agreement back to the party concerned or another of its Affiliates before itself ceasing to be an Affiliate in relation to such party.

16.          NOTICES AND SERVICE

16.1.        All notices and other communications given or made in relation to this Agreement:

16.1.1.	shall be in English and in writing;

16.1.2.	shall be delivered by hand or facsimile or sent by first class registered post;

16.1.3.

shall be delivered or sent to the party concerned at the relevant address or facsimile number shown in Clause 16.2, subject to such amendments as may be notified from time to time in accordance with this Clause 16 by the relevant party to the other party by not less than 3 Business Days’ notice; and

16.1.4.	shall be deemed to have been received if addressed in the aforesaid manner:

(a)           in the case of delivery by hand prior to 5pm on a Business Day, upon delivery and in any other case on the Business Day following the day of delivery;

(b)           in the case of delivery by first class registered post, on the second Business Day following the day of posting;

(c)           in the case of air mail posted from a country different to the country of address, be deemed to have been received on the sixth Business Day after the date of posting; or

(d)           in the case of facsimile, on acknowledgement by the addressee’s facsimile receiving equipment or on receipt by the sender of an error free confirmation statement from its facsimile provided such acknowledgement or confirmation is dated prior to 5pm on a Business Day, but otherwise, on the next Business Day following the date of such acknowledgement or confirmation.

16.2         For the avoidance of doubt, notices, requests, demands and other communications may be served by other means (including e-mail) but such other means shall not benefit from the presumption of delivery set out at Clause 16.1.

16.3         The initial details for the purposes of Clause 16.1, are in the case of the Supplier:

Avecia Biologics Limited
PO Box 42
Hexagon Tower
Blackley
Manchester M9 8ZS

Facsimile: 0161 721 1886
Attention: Company Secretary/General Counsel

and in the case of the Consumer:
Pharmathene UK Limited
c/o Hogan & Hartson Corporate Services Limited
Juxon House
100 St Paul’s Churchyard
London EC4M 8BU

Facsimile: 020 7367 0220
Attention: S. J. Atkinson

With a copy to:
McCarter & English, LLP
Four Gateway Center
100 Mulberry Street
Newark, NJ 07102

Facsimile: 001 973 624 7070
Attention: Jeff Baumel

and in the case of any assignee pursuant to the terms of Clause 15.1 as set out in the assignee’s undertaking to be bound by this Agreement.

16.4         Subject to Clause 16.1, either party may by notice in writing to the other specify a different or additional address or facsimile number for the service of notices or copies of notices.

17.          WAIVERS

17.1.        A failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law does not constitute a waiver of the right or remedy or a waiver of other rights or remedies and a failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law does not constitute a waiver of the right or remedy or a waiver of other rights or remedies and no single or partial exercise of any right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy.

17.2.        A waiver of a breach of any of the terms of this Agreement or of a default under this Agreement does not constitute a waiver of any other breach or default  and shall not affect the other terms of this Agreement.

17.3.        No waiver shall be effective unless in writing and signed by the party whose waiver it purports to be.

17.4.        The rights and remedies provided by this Agreement are cumulative (provided that no party may make recovery more than once in respect of the same loss) and (subject as otherwise provided in this Agreement) are not exclusive of any rights or remedies provided by law or this Agreement.

18.          SEVERABILITY

18.1.        Should any provision of this Agreement be held to be illegal, invalid or unenforceable in any respect by any judicial or other competent authority under any applicable law:

18.1.1.	such provision shall, so far as it is illegal, invalid or unenforceable, be given no effect by the parties and shall be deemed not to be included in this Agreement; and

18.1.2.     the other provisions of this Agreement shall be binding on the parties as if such provision were not included herein,

the parties shall use their best endeavours to amend such provision in such reasonable manner as most closely achieves the intention of the parties without substantially impairing the parties’ original interests and without rendering such provision invalid or unenforceable.

19.          COUNTERPARTS

19.1         This Agreement may be executed in more than one counterpart, each of which when executed and delivered shall be deemed to constitute an original.  This Agreement shall become effective when one or more counterparts have been signed by all of the parties hereto and such a counterpart (so signed) has been delivered to each of the parties hereto.

19.2         To facilitate execution, this Agreement may be executed through the use of facsimile transmission, and a counterpart of this Agreement that contains the facsimile signature of a party, which counterpart has been transmitted by facsimile transmission to the other party at its facsimile number set out in Clause 17 or at such other facsimile number as such other party shall request, shall constitute an executed counterpart of this Agreement.

20.          ENTIRE AGREEMENT

20.1.        This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements, negotiations and discussions between the parties relating to it.

20.2.        Each of the parties acknowledges and agrees that in entering into this Agreement it does not rely on, and shall have no remedy in respect of, any statement, representation, warranty or understanding (whether negligently or innocently made) of any person (whether party to this Agreement or not) other than as expressly set out in this Agreement.

20.3.        Nothing in this Clause 20 shall, however, operate to limit or exclude any liability for fraud or fraudulent misrepresentation.

21.          RIGHTS OF THIRD PARTIES

No person who is not a party to this Agreement shall have any right to enforce any term of this Agreement whether by virtue of the Contracts (Rights of Third Parties) Act 1999 or otherwise.

22.          DATA PROTECTION

Each party undertakes to comply with the Data Protection Act 1998 and any other applicable data protection legislation in connection with performance of this Agreement.

23.          GOVERNING LAW AND JURISDICTION

This Agreement shall be governed and construed in accordance with English law and each party hereby irrevocably submits to the exclusive jurisdiction of the English Courts.

IN WITNESS WHEREOF the parties have executed this document as their Agreement on the date first written above.

Executed on behalf of
AVECIA BIOLOGICS LIMITED
by: Adrian Buckmaster

/s/ Adrian Buckmaster
Director/Authorised Signatory

Executed on behalf of
PHARMATHENE UK LIMITED
by: David P. Wright

/s/ David P. Wright
Director/Authorised Signatory

SCHEDULE 1 – Storage Services

Service to be Provided

The storage of such equipment as the Consumer may reasonably request from time to time at the Supplier’s premises (the “Equipment”).  Such Equipment shall be stored until either (i) the next manufacture by the Supplier for the Consumer under the terms of the Master Supply Agreement to be entered into on or around the date of this Agreement, or (ii) the Consumer requests that the Equipment be delivered to an alternate site (at the Consumer’s cost), whichever is the earlier.

Specifications

The Equipment shall be stored in a secure area without climate control.

The Equipment shall remain the property of the Consumer at all times.

The Supplier will not modify the Equipment in any way.

The Supplier shall be responsible for any loss, damage, or destruction to the Equipment in its possession to the extent caused by the Supplier’s (or its employees or sub-contractor’s) misconduct, wilful default, bad faith or negligence but otherwise the Supplier shall have no liability to the Consumer in respect of storage of Equipment under this Agreement, whether resulting from loss or deterioration of or damage to the Equipment or otherwise, howsoever arising.

Charge for the Service

The Charge for the Service shall be £1,000 per calendar month.

Term of the Service

The Service will be provided for a term of (i) 12 months or (ii) until the expiry of the Master Supply Agreement (if later), unless terminated prior to that date in accordance with the terms of this Agreement.

Notwithstanding Clause 10 or any other provision of this Agreement, the Consumer may terminate the Services at any time upon 30 days’ notice to the Supplier.  Such notice will be deemed to be given if the Consumer notifies the Supplier that it does not intend for the Equipment to be used by the Supplier under the Master Supply Agreement prior to the expiry of the 18 month term.

SCHEDULE 2 – Human Resources Services

1.             Service Description

The provision of advice and assistance to management in personnel matters including

•      Selection and interviewing of new staff;

•      Communications with staff on matters of terms & conditions;

•      Performance review and remuneration decisions;

•      Benefits administration support; and

•      Staff grievances and disciplinary matters.

2.             Termination

Notice Period

One month

2.1.          Term

Three months from the Commencement Date.

3.             Charges

£1,000 per month.

SCHEDULE 3 – Finance/Accounting Services

1.             Service Description

The provision of advice and assistance to management in accounting and financial matters including:

•      Preparation and filing of tax returns, including VAT;

•      Accounting for transactions under IFRS; and

•      Banking and financing.

2.             Termination

2.1.          Notice Period

One month

2.2.          Term

Six months from the Commencement Date.

3.             Charges

£1,000 per month.

SCHEDULE 4 – Information Technology Services

1.             Service Description

The provision of advice and assistance to management in information technology matters, including:

•              Help desk handling and monitoring of IT problems;

•              Resolution of desktop and network problems; and

•              Implementation of new IT equipment and network solutions.

These services would be provided during UK business hours, subject to availability of staff, following a request from nominated members of staff in the consumer.

2.             Termination

2.1.          Notice Period

One month

2.2.          Term

Nine months from the Commencement Date.

3.             Charges

Charges will be levied per day of time spent on Consumer’s issues at a daily rate of £750 and reasonable evidence of time spent by employees of the Supplier in a particular month will be provided with that month’s invoice.

Fixed costs of leased telecommunications lines used by the Consumer will be charged to the Consumer at the cost incurred, until such time as ownership of the lines is novated to the Consumer. No guarantee is given on the availability of the lines.

Any equipment purchased at the Consumer’s request will be re-invoiced at cost.

SCHEDULE 5 – Storage of Bulk Drug Substance

The parties to this Agreement undertake to use reasonable endeavours to negotiate and agree terms relating to the provision of services for the storage of bulk drug substances as soon as reasonably practicable and in any case within 30 days of the Commencement Date.